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                                  EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of Atlantis Plastics, Inc. on Form S-8 (Registration Nos. 33-25983 and 33-41012) of our report dated February 14, 1996 except for Note 7, as to which the date is February 26, 1996, on our audit of the consolidated financial statements of Atlantis Plastics, Inc. as of December 31, 1995 and 1994 and for the years ended December 31, 1995, 1994 and 1993 which report is included in this Form 10-K.




COOPERS & LYBRAND, L.L.P.




Atlanta, Georgia
March 29, 1996